EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in the Registration Statement of ARC Wireless Solutions, Inc. of our report dated February 12, 2003, accompanying the consolidated financial statements of ARC Wireless Solutions, Inc., also incorporated by reference in such Registration Statement.

HEIN +ASSOCIATES LLP

Denver, Colorado
August 26, 2003